UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2010
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other

Cinedigm Digital Cinema Corp. (the "Company") is filing this Current Report on Form 8-K (the “Form 8-K”) to update the financial information in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, filed on June 15, 2009 (the “Form 10-K”), to reflect revised financial information and disclosures as a result of changes in the Company’s segment reporting as described below.

The following exhibits filed with this Form 8-K and incorporated herein by reference update and supersede only those portions of the Form 10-K for the year ended March 31, 2009 that are affected by the Company’s change in segment reporting:

•	Exhibit 99.1: Note 9. Segment Information.

The Company has not updated any other information in the Form 10-K for events or developments that occurred subsequent to the filing of the Form 10-K with the SEC. For developments since the filing of the Form 10-K, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, filed on February 12, 2010, and the Company’s Current Reports on Form 8-K filed subsequent to the filing of the Form 10-K. The information in this Form 8-K, including exhibits, should be read in conjunction with the Form 10-K and subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Note 9. Segment Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM DIGITAL CINEMA CORP.
Dated: April 9, 2010	By:	/s/ Brian D. Pflug
Brian D. Pflug Senior Vice President – Accounting & Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Note 9. Segment Information.